UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2018

Vocera Communications, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35469	94-3354663
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Race Street San Jose, CA	95126
(Address of Principal Executive Offices)	(Zip Code)
(408) 882-5100
(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
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☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Amendments of the 2012 Equity Incentive Plan
On April 5, 2018, the Board of Directors (the “Board”) of Vocera Communications, Inc. (the “Company”) approved, subject to stockholder approval, amendments to the 2012 Equity Incentive Plan (the “Amended 2012 Plan”), which was approved by the Company’s stockholders at its 2018 annual meeting of stockholders held on June 1, 2018 (the “Annual Meeting”). The Amended 2012 Plan reserved for issuance an additional 1,500,000 shares of the Company’s common stock, subject to certain additions and adjustments, and included amendments to (i) limit the maximum value in number of shares of common stock that may be granted under the Amended 2012 Plan to each of the Company's non-employee directors each year to $600,000 in the year of such director’s initial appointment to the Board or $400,000 in any other calendar year; (ii) prohibit shares that are withheld from exercised shares for taxes, payment of exercise price and net settlement of shares in connection with the exercise of stock options and stock appreciation rights from returning to the total number of shares reserved for options issuance; (iii) require a minimum vesting period of at least one year for all equity awards issued under the Amended 2012 Plan; (iv) prohibit repricing or certain other exchanges of stock options and stock appreciation rights without stockholder approval; (v) prohibit payment of dividends on unvested awards; (vi) make certain modifications to reflect changes to the tax code by the 2017 tax legislation; and (vii) in connection with the recent adoption of the Company's Executive Officer Recoupment Policy, add a provision stating that all awards under the Amended 2012 Plan are subject to any compensation clawback or recoupment policy adopted by the Board.
A more complete description of the Amended 2012 Plan and its terms is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2018 (the “Proxy Statement”). The foregoing description of the Amended 2012 Plan and the description of the Amended 2012 Plan in the Proxy Statement do not purport to be complete and are qualified in their respective entireties by reference to the Amended 2012 Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 1, 2018, the Company held its 2018 Annual Meeting at which the Company’s stockholders (i) elected the two Class III directors identified in the table below, each to serve until the third annual meeting of stockholders following the 2018 Annual Meeting and until a successor has been elected and qualified or until an earlier resignation or removal, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, (iii) adopted a non-binding advisory vote to approve the compensation of the Company’s named executive officers (“Say-on-Pay”), (iv) adopted a non-binding advisory vote on the frequency of future advisory votes to approve named executive officer compensation (“Frequency-on-Pay”), and (v) approved the Amended 2012 Plan. Set forth below are the final voting tallies for the Company’s 2018 Annual Meeting:

Proposal: Election of Directors	For	Against	Withheld	Broker Non-Vote
John N. McMullen	25,319,727	211,015	57,349	1,876,118
Sharon L. O’Keefe	24,068,354	1,463,108	56,629	1,876,118

Proposal:	For	Against	Abstain	Broker Non-Vote
Ratification of independent auditor	27,402,222	20,683	41,304	0

Proposal:	For	Against	Abstaining	Broker Non-Votes
Say-on-Pay	23,767,738	1,757,067	63,286	1,876,118

Proposal:	One Year	Two Years	Three Years	Shares Abstaining	Broker Non-Votes
Frequency-on-Pay	24,986,609	14,571	490,779	96,132	1,876,118

Proposal:	For	Against	Abstaining	Broker Non-Votes
Amendment of 2012 Equity Incentive Plan	15,518,356	9,988,952	80,783	1,876,118

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2012 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: June 5, 2018	By:	/s/ Justin R. Spencer
Justin R. Spencer
Executive Vice President and Chief Financial Officer